UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2004

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, Massachusetts		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  508-481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

Between August 30, 2004 and September 1, 2004, Sepracor Inc. (the “Company”) agreed to issue an aggregate of         16,515,650 shares of Sepracor Common Stock, $.10 par value per share (the “Common Stock”) to certain holders (the “Holders”) of the Company’s 0% Convertible Senior Subordinated Notes (the “Notes).  Such shares were issued in connection with the conversion of $504,180,000 in aggregate principal amount of the Notes as follows:

1.                                       On August 30, 2004, certain of the Holders agreed, in separately negotiated transactions, to convert $46,500,000 in aggregate principal amount of the Company’s 0% Series A Convertible Senior Subordinated Notes due 2008 (the “Series A Notes”) in exchange for (i) an aggregate of 1,458,007 shares of Common Stock and (ii) as an incentive to convert such Series A Notes, an aggregate of $6,393,750 in cash;

2.                                       On August 30, 2004, certain of the Holders agreed, in separately negotiated transactions, to convert $121,000,000 in aggregate principal amount of the Company’s 0% Series B Convertible Senior Subordinated Notes due 2010 (the “Series B Notes”) in exchange for (i) an aggregate of 4,055,617 shares of Common Stock and (ii) as an incentive to convert such Series B Notes, an aggregate of $16,032,500 in cash;

3.                                       On August 31, 2004, certain of the Holders agreed, in separately negotiated transactions, to convert $50,000,000 in aggregate principal amount of Series A Notes in exchange for (i) an aggregate of 1,567,750 shares of Common Stock and (ii) as an incentive to convert such Series A Notes, an aggregate of $6,625,000 in cash;

4.                                       On August 31, 2004, certain of the Holders agreed, in separately negotiated transactions, to convert $44,500,000 in aggregate principal amount of Series B Notes in exchange for (i) an aggregate of 1,491,528 shares of Common Stock and (ii) as an incentive to convert such Series B Notes, an aggregate of $5,562,500 in cash;

5.                                       On September 1, 2004, certain of the Holders agreed, in separately negotiated transactions, to convert $80,700,000 in aggregate principal amount of Series A Notes in exchange for (i) an aggregate of 2,530,347 shares of Common Stock and (ii) as an incentive to convert such Series A Notes, an aggregate of $10,849,500 in cash;

6.                                       On September 1, 2004, certain of the Holders agreed, in separately negotiated transactions, to convert $161,480,000 in aggregate principal amount of Series B Notes in exchange for (i) an aggregate of 5,412,401 shares of Common Stock and (ii) as an incentive to convert such Series B Notes, an aggregate of $20,992,400 in cash.

The Company made the sales described above in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.  The Company did not, and each Holder has represented to the Company that it did not, directly or indirectly pay any commission or other remuneration to any person for soliciting the above described exchanges of Series A Notes or Series B Notes for shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEPRACOR INC.

Date: September 3, 2004	By:	/s/ Robert F. Scumaci

Robert F. Scumaci Executive Vice President, Finance and Administration